Exhibit 107

FILING FEES

Calculation of Filing Fee Tables

Form F-4

(Form Type)

NYB Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, par value $0.0001 per share	457(o)	8,940,640(1)	$10.91(2)	$97,542,382	0.0001381	$13,470.60
	Equity	Ordinary shares, par value $0.0001 per share	457(o)	150,000,000(3)	$2.27(4)	$340,500,000	0.0001381	$47,023.05
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$438,042,382		$60,493.65
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$60,493.65

(1)	Consists of the sum of (i) 5,406,265 PubCo Ordinary Shares to be issued to RFAC Public Shareholders in exchange for RFAC’s ordinary shares, par value $0.0001 per share (the “PubCo Ordinary Share”) they held in connection with the SPAC Merger; (ii) 251,680 PubCo Ordinary Shares to be issued to EarlyBird Capital in exchange for the RFAC ordinary shares it held in connection with the SPAC Merger; and (iii) 3,282,695 PubCo Ordinary Shares to be issued to the Sponsor and affiliates in exchange for the Sponsor Founder Shares.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of RFAC Ordinary Shares on Nasdaq on March 11, 2026 such date being within five business days of the date that this registration statement was first filed with the SEC, in accordance with Rule 457(f)(1).
(3)	Represents the 150,000,000 PubCo Ordinary Shares to be issued to RFAC shareholders as merger consideration in connection with the Initial Merger.

(4)	The proposed maximum offering price per share is calculated in accordance with Rule 457(f)(2) under the Securities Act. NYB is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed Maximum Offering Price Per Unit is one-third of the principal amount per NYB Ordinary Share.